As filed with the Securities and Exchange Commission on August 10, 2005
                                          Registration No. 333-_______
------------------------------------------------------------------------

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          DELTA PETROLEUM CORPORATION
                    and the Guarantors named in footnote (1) of CALCULATION OF REGISTRATION FEE below
     (Exact names of Co-Registrants as specified in their charters)


           Colorado                     1311                 84-1060803
(State or other jurisdiction of   (Primary Standard       (I.R.S. Employer
incorporation or organization)    Industrial Classi-     Identification No.)
                                  fication Code Number)


                          370 17th Street, Suite 4300
                           Denver, Colorado 80202
                                (303) 293-9133
    (Address and telephone number of issuer's principal executive offices)

                   Roger A. Parker, Chief Executive Officer
                          370 17th Street, Suite 4300
                            Denver, Colorado 80202
                                (303) 293-9133
           (Name, address and telephone number of agent for service)

                                  Copies to:
                              Stanley F. Freedman
                                Krys Boyle, P.C.
                    600 17th Street, Suite 2700 South Tower
                             Denver, Colorado 80202
                                 (303) 893-2300


Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]







                       CALCULATION OF REGISTRATION FEE

                                             Proposed Maximum  Proposed Maximum
Title of Each Class of        Amount to be   Offering Price    Aggregate Offering  Amount of
Securities to be Registered   Registered     Per Note (2)      Price (2)           Registration Fee
---------------------------------------------------------------------------------------------------

7% Senior Subordinated
Notes due 2015                $150,000,000        100 %         $150,000,000        $17,655.00

Guarantees of
7% Senior Subordinated
Notes due 2015(3)                 --               --               --                 --


(1)   Piper Petroleum Company, a Colorado corporation (I.R.S. Employer Identification No.
74-3039489), Delta Exploration Company, Inc., a Colorado corporation (I.R.S. Employer Identification
No. 84-1060803), and Castle Texas Exploration Limited Partnership, a Texas limited partnership
(I.R.S. Employer Identification No. 75-2896484).

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule
457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

(3)   The 7% Senior Subordinated Notes due 2015 are guaranteed by the Co-Registrants named in footnote 1 on a senior subordinated basis. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.








PROSPECTUS                      SUBJECT TO COMPLETION, DATED AUGUST 10, 2005
----------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to acquire these securities in any state where the offer or sale is not permitted.

                          DELTA PETROLEUM CORPORATION
                                  [ L O G O ]

                           Offer to Exchange up to
            $150,000,000 of 7% Senior Subordinated Notes due 2015,
           Issued by Delta Petroleum Corporation on March 15, 2005
                                     for
            $150,000,000 of 7% Senior Subordinated Notes due 2015
        the offer and exchange of which have been registered under the
                             Securities Act of 1933

                          Terms of the Exchange Offer

* We are offering to exchange up to $150,000,000 of our outstanding 7% Senior Subordinated Notes due 2015 which were issued by us on March 15, 2005, and which we refer to herein as the "old notes," for new notes with substantially identical terms, the offer and sale of which have been registered under the Securities Act of 1933.
* We will exchange all outstanding old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.
*  There is no public market for the old notes or the new notes.
*  We are incurring all expenses associated with this registration.
* The exchange offer expires at 5:00 p.m., New York City time, on _________, 2005, unless extended. We do not currently intend to extend the exchange offer.
* Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer in accordance with the procedures set forth herein.
* We believe that the exchange of new notes for old notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes.
*  We will not receive any proceeds from the exchange offer.

                 Terms of the New 7% Senior Subordinated Notes
                     due 2015 Offered in the Exchange Offer

Maturity

*  The new notes will mature on April 1, 2015.

Interest

* Interest on the new notes is payable on April 1 and October 1 of each year, beginning October 1, 2005.
*  Interest will accrue from March 15, 2005.


                                       1



Redemption

* Prior to April 1, 2008, we may redeem up to 35% of the original aggregate principal amount of the new notes at a redemption price of 107% of the principal amount, plus accrued and unpaid interest, with the proceeds of certain equity offerings.

* On or after April 1, 2010, we may redeem some or all of the new notes pursuant to the redemption prices specified under the caption
   "Description of the New Notes - Optional Redemption."

Change of Control

* Subject to certain conditions, if we experience a change of control, we may be required to repurchase some or all of the new notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest.

Ranking

* The new notes and the guarantees are our and our guarantor subsidiaries' general, unsecured obligations and are subordinated to our and our subsidiaries' senior debt and will be subordinated to future senior debt that we and our subsidiaries are permitted to incur under our senior credit facilities and the indenture governing the new notes.

     See "Risk Factors" on page 12 for a discussion of factors you should consider before participating in the exchange offer.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date of this exchange offer and ending on the close of business 180 days after the expiration date, we and the guarantors will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

              The date of this prospectus is ___________, 2005



                                       2


                              TABLE OF CONTENTS

                                                                      Page

Forward-Looking Statements ........................................     4

Prospectus Summary ................................................     4

Risk Factors ......................................................    12

Exchange Offer ....................................................    28

Use of Proceeds ...................................................    37

Capitalization ....................................................    37

Description of the New Notes ......................................    38

United States Federal Income Tax Considerations ...................    93

Plan of Distribution ..............................................    93

Legal Matters .....................................................    94

Experts ...........................................................    94

Reserve Engineers .................................................    95

Where You Can Find Additional Information .........................    95

Incorporation by Reference ........................................    96




                                       3



                          FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

     When used herein, the words "anticipate," "believe," "estimate," "expect," "intend," "will" and similar expressions as they relate to us or our management are intended to identify such statements as "forward-looking statements." Such statements reflect the current views of Delta Petroleum Corporation and our management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

     Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, production variance from expectations, volatility of oil and natural gas prices, hedging results, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, environmental risks, uncertainties about estimates of reserves, competition, litigation, our sources of liquidity, access to capital, government regulation, political risks, our ability to implement our business strategy, costs and results of drilling new projects, mechanical and other inherent risks associated with oil and natural gas production, weather, availability of drilling equipment and changes in interest rates, as well as other risks described under "Risk Factors" and elsewhere in this prospectus.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.


                              PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. Because it is a summary, it does not contain all of the information that you should consider before deciding to exchange your old notes for new notes. You should read the entire prospectus and the documents incorporated by reference carefully, including the section entitled "Risk Factors" and the financial statements and related notes to those financial statements incorporated by reference in this prospectus. Unless otherwise noted herein, as used in this prospectus, "we," "our," "ours," "us" and the "Company" refer to Delta Petroleum Corporation and its subsidiaries, except where the context otherwise requires or as otherwise indicated.


                                       4


                                  Our Company

     We are a Denver, Colorado based independent energy company engaged primarily in the exploration for, and the acquisition, development, production, and sale of, natural gas and crude oil. Our core areas of operation are the Gulf Coast and Rocky Mountain regions, which comprise the majority of our proved reserves, production and long-term growth prospects. We have a significant drilling inventory that consists of proved and unproved locations, the majority of which are located in our Rocky Mountain development projects. We expect that our drilling efforts and capital expenditures will focus increasingly on the Rockies, where approximately two-thirds of our fiscal 2006 capital budget is allocated and three-fourths of our undeveloped acreage is located. We retain a high degree of operational control over our asset base, with an average working interest in excess of 90% as of March 31, 2005. This provides us with controlling interests in a multi-year inventory of drilling locations, positioning us for continued reserve and production growth through our drilling operations. We also currently have an ownership interest in a drilling company, providing the benefit of a preferential right to use its drilling rigs in the Rocky Mountain region. We concentrate our exploration and development efforts in fields where we can apply our technical exploration and development expertise, and where we have accumulated significant operational control and experience.

     Our principal executive offices are located at 370 17th Street   Suite
4300, Denver, Colorado 80202.  Our telephone number is (303) 293-9133.

                             Recent Developments

     There have been no material changes in our business since June 30, 2004 that have not been reported in our reports on Forms 10-Q and 8-K, except as follows:

          Prior to March 21, 2005 we owned a fifty percent interest in Big Dog Drilling Co., LLC ("Big Dog"), and Edward Mike Davis owned the remaining fifty percent. On March 21, 2005 we purchased his ownership interest in Big Dog in exchange for 100,000 shares of our common stock and our interest in Shark Trucking Co., LLC. At the time of the transaction with Mr. Davis, Big Dog owned two drilling rigs. On April 15, 2005, we contributed both of these rigs to DHS Drilling Company ("DHS") in exchange for a 90% ownership interest in that entity. On May 16, 2005, an unaffiliated oil and gas company made an equity investment in DHS which resulted in our ownership interest being reduced to 49.5%.

     DHS currently has five drilling rigs in operation that have depth ratings of approximately 7,500 to 18,000 feet. Five additional rigs are in the process of being acquired or assembled by DHS and are currently expected to become operational during the summer and fall of 2005. We have the right to use all of the rigs on a priority basis, although approximately half will initially work for third party operators. At the outset, all of the rigs will operate in the Rocky Mountain basins.

     The officers of DHS include Bill Sauer, Jr., Harold Hastings and certain officers of Delta. Bill Sauer, Jr. and Harold Hastings were most recently with Sauer Drilling Company ("Sauer") during which time Sauer was primarily owned by Tom Brown, Inc.

     DHS operates out of Casper, Wyoming and its principal office is located at 675 N. 3rd Avenue in Casper, Wyoming.


                                       5


                             The Exchange Offer

     On March 15, 2005, we completed a private offering of the old notes, which were additional debt securities under an indenture pursuant to which we issued the previously issued notes. We entered into a registration rights agreement with the initial purchasers in the private offering of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer within 180 days following the date of the original issuance of the old notes. The following is a summary of the exchange offer.

Exchange offer         We are offering to exchange new notes for old notes.

Expiration date        The exchange offer will expire at 5:00 p.m. New York
                       City time, on _______, 2005, unless we decide to extend it. We do not currently intend to extend the exchange offer. The exchange offer must remain open for not less than thirty days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to holders of the old notes.

Conditions to the
exchange offer         The registration rights agreement does not require
                       us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The tender of a minimum aggregate principal amount of old notes is not a condition to the exchange offer.

Procedures for
tendering old notes    To participate in the exchange offer, you must
                       follow the automated tender offer program, or ATOP, procedures established by The Depository Trust
                       Company, or DTC, for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an "agent's message" that is transmitted through ATOP and that DTC confirm that:

                       * DTC has received instructions to exchange your notes; and
                       * you agree to be bound by the terms of the letter of transmittal.

                       For more information on tendering your old notes, please refer to the sections in this prospectus entitled "Exchange Offer-Terms of the Exchange Offer," "Procedures for Tendering" and "Book-Entry Transfer."

Guaranteed delivery
procedures             None.

Withdrawal of tenders  You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange

                                       6


                       agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of old
notes and delivery
of new notes           If you fulfill all conditions required for proper
                       acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will also deliver the new notes as promptly as practicable after the expiration date. Please refer to the section in this prospectus entitled "Exchange Offer - Terms of the Exchange
                       Offer."

Resale We believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by you (unless you are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act so long as you are acquiring the new notes in the ordinary course of your business and you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

                       Each participating broker-dealer that receives new notes for its own account under the exchange offer for old notes that were acquired by the broker-dealer as a result of other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

                       Any holder of old notes who:

                       *  is our affiliate;
                       * does not acquire new notes in the ordinary course of its business; or
                       * exchanges old notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of new notes must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the new notes.

Fees and expenses      We will bear all expenses related to the exchange
                       offer. Please refer to the section in this prospectus entitled "Exchange Offer-Fees and Expenses."

Use of proceeds        The issuance of the new notes will not provide us
                       with any new proceeds. We are making this exchange


                                       7


                       offer solely to satisfy our obligations under our registration rights agreement.

Consequences of
failure to exchange
old notes              If you do not exchange your old notes in this
                       exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities
                       Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Tax considerations     We believe that the exchange of new notes for old
                       notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Please read "United States
                       Federal Income Tax Considerations."

Exchange agent         We have appointed U.S. Bank National Association as
                       exchange agent for the exchange offer. You should direct questions, requests for assistance and requests for additional copies of this prospectus
                       (including the letter of transmittal) to the exchange agent at the following address: U.S. Bank National
                       Association, 950 17th Street, Suite 300, Denver,
                       Colorado 80206. Eligible institutions may make requests by facsimile at 303-585-6865.

                            Terms of the New Notes

     The new notes will be identical to the old notes except that the offer and exchange of the new notes is registered under the Securities Act and the new notes will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes, the old notes and the previously issued notes. When we use the term "notes," we mean the new notes together with the old notes.

     The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled "Description of the New Notes."

Issuer                 Delta Petroleum Corporation

Notes offered          $150 million aggregate principal amount of 7%
                       Senior Subordinated Notes due 2015.

Maturity date          April 1, 2015.



                                       8

Interest payment
dates April 1 and October 1 of each year, commencing on October 1, 2005.

Mandatory redemption   None

Optional redemption    Except as otherwise described below, the new
                       notes will not be redeemable at our option prior to April 1, 2010. Thereafter, the new notes will be subject to redemption at our option, in whole or in part, at the redemption prices set forth under the heading "Description of the New Notes-Optional
                       Redemption," plus accrued and unpaid interest thereon to the applicable redemption date. In addition, prior to April 1, 2008, we may, at our option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the notes at a redemption price equal to 107% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with all or a portion of the net proceeds of public sales of equity interests of the Company; provided that at least 65% of the original aggregate principal amount of the notes remains outstanding immediately after the occurrence of such redemption.
                       See "Description of the New Notes-Optional
                       Redemption."

Change of control      Upon a "Change of Control," you as a holder of the
                       notes will have the right to require us to make an offer to repurchase all or a portion of the notes at a purchase price of 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.
                       Our credit agreement prohibits us from repurchasing any notes pursuant to a change of control offer prior to the repayment in full of the senior debt under our credit agreement. Therefore, if a change of control were to occur, there can be no assurance that we or the subsidiary guarantors will have the financial resources or be permitted under the terms of our or their indebtedness to repurchase the notes. If any "event of default" occurs, the trustee or holders of at least 25% in principal amount of the notes then outstanding may declare the principal of and the accrued and unpaid interest on such notes to be due and payable immediately.
                       However, such repayment would be subject to the subordination provisions in our Indenture. See
                       "Description of the New Notes-Subordination" and "-Repurchase at the Option of Holders-Change of Control," and "-Events of Default and Remedies."

Ranking The new notes will be general, unsecured obligations and will be subordinated in right of payment to our senior debt, which includes borrowings under our Senior Credit Agreement and any other permitted indebtedness which does not expressly provide that it is on parity with or

                                       9


                       subordinated in right of payment to the new notes. The new notes and the old notes along with the previously issued notes will constitute a single class of securities under the Indenture. See "Capitalization" and "Description of the New Notes-Subordination."

Subsidiary guarantees  Our payment obligations under the new notes will be jointly, severally and unconditionally guaranteed on a senior subordinated basis by each of our restricted subsidiaries and any future restricted subsidiaries. The guarantees will be subordinated to senior debt of the subsidiary guarantors to the same extent and in the same manner as the new notes are subordinated to senior debt. See "Description of the New Notes-Guarantees."

Certain covenants      The new notes will be issued pursuant to the same
                       Indenture as the old notes and the previously issued notes. This Indenture contains certain covenants that will, among other things, limit the ability of us and our restricted subsidiaries to incur additional indebtedness and issue disqualified stock, pay dividends, make distributions, make investments, make certain other restricted payments, enter into certain transactions with affiliates, dispose of certain assets, incur liens securing indebtedness of any kind (other than permitted liens) and engage in mergers and consolidations. See "Description of the New Notes-Certain Covenants."

Transfer restrictions;
absence of a public
market for the new
notes The new notes generally will be freely transferable, but will also be new securities for which there is no existing market. We cannot assure you as to the development or liquidity of any market for trading. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors

     You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 12, for a discussion of risks involved with an investment in the new notes.

Ratio of Earnings to Fixed Charges

                                                                Nine
                                                                Months
                                                                Ended
                                Fiscal Year Ended June 30,     March 31,
                            2000   2001   2002   2003   2004     2004

Ratio of earnings to
 fixed charges               --     --     --     --    1.3x     4.0x


                                       10


For purposes of calculating the ratio of earnings to fixed charges, "earnings" consists of income (loss) before discontinued operations and cumulative effect of change in accounting principle, plus fixed charges (excluding capitalized interest). "Fixed charges" consists of interest and financing expense, amortization of deferred financing costs and the estimated interest factor attributable to rental expense. For the fiscal years ended June 30, 2000, 2001, 2002 and 2003, our ratio of earnings to fixed charges was less than 1-to-1 and our coverage deficiency was approximately $4.6 million, $1.5 million, $7.5 million and $2.0 million, respectively.



















                                       11


                                  RISK FACTORS

     You should carefully consider and evaluate all the information included or incorporated by reference in this prospectus, including the risks described below, before you decide to participate in the exchange offer. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of the new notes could decline, and you may lose all or part of your investment. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial, individually or in the aggregate, may also impair our business operations.

     This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference in this prospectus.

Risks Related to our Business and Industry

Oil and natural gas prices are volatile and a decrease could adversely affect our revenues, cash flows and profitability.

     Our revenues, profitability and future rate of growth depend substantially upon the market prices of oil and natural gas, which fluctuate widely. Sustained declines in oil and gas prices may adversely affect our financial condition, liquidity and results of operations. Factors that can cause market prices of oil and natural gas to fluctuate include:

       - relatively minor changes in the supply of and demand for oil and natural gas;

       - market uncertainty;

       - the level of consumer product demands;

       - weather conditions;

       - U.S. and foreign governmental regulations;

       - the price and availability of alternative fuels;

       - political and economic conditions in oil producing countries, particularly those in the Middle East, including actions by the Organization of Petroleum Exporting Countries;

       - the foreign supply of oil and natural gas; and

       - the price of oil and gas imports, consumer preferences and overall U.S. and foreign economic conditions.

     We are not able to predict future oil and natural gas prices. At various times, excess domestic and imported supplies have depressed oil and gas prices. Lower prices may reduce the amount of oil and natural gas that we can produce economically and may also require us to write down the carrying value of our oil and gas properties. Substantially all of our oil and natural gas sales are made in the spot market or pursuant to contracts based on spot


                                       12


market prices, not long-term fixed price contracts. Any substantial or extended decline in the prices of or demand for oil or natural gas would have a material adverse effect on our financial condition and results of operations.

We may not be able to replace production with new reserves.

     Our reserves will decline significantly as they are produced unless we acquire properties with proved reserves or conduct successful development and exploration drilling activities. Our future oil and natural gas production is highly dependent upon our level of success in finding or acquiring additional reserves that are economically feasible and developing existing proved reserves, which we may not be successful in doing.

If oil or natural gas prices decrease or exploration and development efforts are unsuccessful, we may be required to take writedowns.

     In the past, we have been required to writedown the carrying value of our oil and gas properties, and there is a risk that we will be required to take additional writedowns in the future which would reduce our earnings and stockholders' equity. A write down could occur when oil and gas prices are low or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our exploration and development results.

     We account for our crude oil and natural gas exploration and development activities utilizing the successful efforts method of accounting. Under this method, costs of productive exploratory wells, development dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. If the carrying amount of our oil and gas properties exceeds the estimated undiscounted future net cash flows, we will adjust the carrying amount of the oil and gas properties to their fair value.

     We review our oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of their carrying value. Once incurred, a writedown of oil and gas properties is not reversible at a later date even if gas or oil prices increase. Given the complexities associated with oil and gas reserve estimates and the history of price volatility in the oil and gas markets, events may arise that would require us to record an impairment of the recorded carrying values associated with our oil and gas properties. As a result of our review, we recognized an impairment of $1.5 million for fiscal 2002. Any such future charge will reduce our earnings and stockholders' equity.

We may not be able to fund our planned capital expenditures.

     We spend and will continue to spend a substantial amount of capital for the acquisition, exploration, exploitation, development and production of oil and gas reserves. Our exploration and development capital budget ranges from $60.0 to $80.0 million for fiscal 2005. If low oil and natural gas prices, lack of adequate gathering or transportation facilities, operating difficulties or other factors, many of which are beyond our control, cause our revenues and cash flows from operating activities to decrease, we may be limited in our ability to spend the capital necessary to complete our capital expenditures program. In addition, if our borrowing base under our senior credit facility is re-determined to a lower amount, this could adversely


                                       13


affect our ability to fund our planned capital expenditures. After utilizing our available sources of financing, we may be forced to raise additional equity or debt proceeds to fund such expenditures. Additional equity or debt financing or cash flow provided by operations may not be available to meet our capital expenditure requirements.

The exploration, development and operation of oil and gas properties involve substantial risks that may result in a total loss of investment.

     The business of exploring for and, to a lesser extent, developing and operating oil and gas properties involves a high degree of business and financial risk, and thus a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Oil and gas drilling and production activities may be shortened, delayed or canceled as a result of a variety of factors, many of which are beyond our control. These factors include:

     - unexpected drilling conditions;

     - pressure or irregularities in formations;

     - equipment failures or accidents;

     - weather conditions;

     - shortages in experienced labor; and

     - shortages or delays in the delivery of equipment.

     As of June 30, 2004, approximately 42% of our proved reserves were undeveloped and had a book value of $86.7 million. The cost to develop these reserves is estimated to be approximately $67.0 million. In addition, we have $49 million of capitalized costs on properties with no proved reserves. We may drill wells that are unproductive or, although productive, do not produce oil and/or gas in economic quantities. Acquisition and completion decisions generally are based on subjective judgments and assumptions that are speculative. It is impossible to predict with certainty the production potential of a particular property or well. Furthermore, a successful completion of a well does not ensure a profitable return on the investment. A variety of geological, operational, or market-related factors, including, but not limited to, unusual or unexpected geological formations, pressures, equipment failures or accidents, fires, explosions, blowouts, cratering, pollution and other environmental risks, shortages or delays in the availability of drilling rigs and the delivery of equipment, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well or otherwise prevent a property or well from being profitable. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.


                                       14


Our industry experiences numerous operating hazards that could result in substantial losses.

     The exploration, development and operation of oil and gas properties also involve a variety of operating risks including the risk of fire, explosions, blowouts, cratering, pipe failure, abnormally pressured formations, natural disasters, acts of terrorism or vandalism, and environmental hazards, including oil spills, gas leaks, pipeline ruptures or discharges of toxic gases. These industry-operating risks can result in injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties, and suspension of operations which could result in substantial losses.

     We maintain insurance against some, but not all, of the risks described above. Such insurance may not be adequate to cover losses or liabilities. Also, we cannot predict the continued availability of insurance at premium levels that justify its purchase. The terrorist attacks on September 11, 2001 and the changes in the insurance markets attributable to those attacks have made some types of insurance more difficult to obtain. We have been unable to secure the level and types of insurance we would otherwise have secured prior to the terrorist attacks. We may not be able to maintain insurance in the future at rates we consider reasonable. The occurrence of a significant event that is not fully insured or indemnified against could materially and adversely affect our financial condition and operations.

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under our senior unsecured notes.

     As of March 31, 2005, our total outstanding indebtedness was approximately $182,696,000. Our degree of leverage could have important consequences for you, including the following:

     * it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, further exploration, debt service requirements, acquisitions and general corporate or other purposes;

     * a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures and future business opportunities;

     * the debt service requirements of other indebtedness in the future could make it more difficult for us to satisfy our financial obligations, including those related to the notes;

     * certain of our borrowings, including borrowings under our senior credit facility, are at variable rates of interest, exposing us to the risk of increased interest rates;

     * it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

     * we may be vulnerable in a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending and exploration activities that are important to our growth.



                                       15


     We may be able to incur substantially more debt in the future, which may intensify the risks described in this prospectus. The indenture governing the notes and our senior credit facility do not prohibit us from doing so. As of March 31, 2005, we had approximately $27 million outstanding under our senior credit facility and additional availability of approximately $33 million.

A default under our senior credit facility could cause us to lose our properties.

     In order to obtain our senior credit facility, we granted first priority liens to the lending banks on most of our oil and gas properties and the related equipment, inventory, accounts and proceeds. Our senior credit facility includes terms and covenants that place limitations on certain types of activities, including restrictions or requirements with respect to additional debt, liens, asset sales, hedging activities, investments, dividends, mergers and acquisitions, and also includes financial covenants.

     Under certain conditions amounts outstanding under our senior credit facility may be accelerated. Bankruptcy and insolvency events with respect to us or certain of our subsidiaries will result in an automatic acceleration of the indebtedness under the senior credit facility. Subject to notice and cure periods in certain cases, other events of default under the senior credit facility will result in acceleration of the indebtedness at the option of the lending banks. Such other events of default include, among other things, non-payment, breach of warranty, non-performance of obligations under the senior credit facility (including financial covenants), default on other indebtedness, certain pension plan events, certain adverse judgments, certain changes of control, and a failure of the liens securing the senior credit facility. Any of these events could potentially cause us to lose substantially all of our properties.

     For so long as the revolving commitment is in existence, we will also be required to comply with loan covenants that will limit our flexibility in conducting our business and which could cause us significant problems in the event of a downturn in the oil and gas market. If an event of default occurs and continues after the expiration of any cure period that is provided for in our senior credit facility, the entire principal amount due under it, all accrued interest and any other liabilities that we might have to the lending banks under the senior credit facility will all become immediately due and payable, all without notice of default of any kind. The foregoing information is provided to alert readers that there is risk associated with our existing debt obligations. It is not intended to provide a summary of the terms of our agreements with our lenders.

Acquisitions are a part of our business strategy and are subject to the risks and uncertainties of evaluating recoverable reserves and potential liabilities.

     We could be subject to significant liabilities related to acquisitions by us. The successful acquisition of producing properties requires an assessment of a number of factors, many of which are beyond our control. These factors include recoverable reserves, future oil and gas prices, operating costs and potential environmental and other liabilities, title issues and other factors. It generally is not feasible to review in detail every individual property included in an acquisition. Ordinarily, a review is focused on higher valued properties. Further, even a detailed review of all properties and records may not reveal existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to assess fully their deficiencies


                                       16

and capabilities. We do not always inspect every well we acquire, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is performed. We cannot assure you that our recent and/or future acquisition activity will not result in disappointing results.

     In addition, there is intense competition for acquisition opportunities in our industry. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. Our strategy of completing acquisitions is dependent upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals. Our ability to pursue our acquisition strategy may be hindered if we are not able to obtain financing or regulatory approvals.

     Acquisitions often pose integration risks and difficulties. In connection with recent and future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Possible future acquisitions could result in our incurring additional debt, contingent liabilities and expenses, all of which could have a material adverse effect on our financial condition and operating results.

We may not be able to obtain adequate financing to execute our operating strategy.

     We have historically addressed our short and long-term liquidity needs through the use of cash flow provided by operating activities, the use of bank credit facilities and the issuance of equity securities. Without adequate financing, we may not be able to successfully execute our operating strategy. We continue to examine the following alternative sources of capital:

      - bank borrowings or the issuance of debt securities; and

      - the issuance of common stock, preferred stock or other equity securities.

The availability of these sources of capital will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, oil and natural gas prices and our market value and operating performance. We may be unable to execute our operating strategy if we cannot obtain adequate capital.

We depend on key personnel.

     We currently have only three employees that serve in senior management roles, and the loss of any one of them could severely harm our business. In particular, Roger A. Parker and John R. Wallace are responsible for the operation of our oil and gas business and Kevin K. Nanke is our chief financial officer. We do not have key man insurance on the lives of any of these individuals. Furthermore, competition for experienced personnel is intense. If we cannot retain our current personnel or attract additional experienced personnel, our ability to compete could be adversely affected.

We may not be permitted to develop some of our offshore California properties or, if we are permitted, the substantial cost to develop these properties could result in a reduction of our interest in these properties or cause us to incur penalties.


                                       17


     Certain of our offshore California undeveloped properties, in which we have ownership interests ranging from 2.49% to 100.00%, are attributable to our interests in four of our five federal units (plus one additional lease) located offshore of California near Santa Barbara. These properties have a cost basis of approximately $10.9 million. The development of these properties is subject to extensive regulation and is currently the subject of litigation. Pursuant to a ruling in California v. Norton, later affirmed by the Ninth Circuit Court of Appeals, the U.S. Government is required to make a consistency determination relating to the 1999 lease suspension requests under a 1990 amendment to the Coastal Zone Management Act. In the event that there is some future adverse ruling under the Coastal Zone Management Act that we decide not to appeal or that we appeal without success, it is likely that some or all of our interests in these leases would become impaired and written off at that time. It is also possible that other events could occur during the Coastal Zone Management Act review or appellate process that would cause our interests in the leases to become impaired, and we will continuously evaluate those factors as they occur.

     In addition, the cost to develop these properties will be substantial. The cost to develop all of these offshore California properties in which we own an interest, including delineation wells, environmental mitigation, development wells, fixed platforms, fixed platform facilities, pipelines and power cables, onshore facilities and platform removal over the life of the properties (assumed to be 38 years), is estimated to be in excess of $3 billion. Our share of such costs, based on our current ownership interest, is estimated to be over $200 million. Operating expenses for the same properties over the same period of time, including platform operating costs, well maintenance and repair costs, oil, gas and water treating costs, lifting costs and pipeline transportation costs, are estimated to be approximately $3.5 billion, with our share, based on our current ownership interest, estimated to be approximately $300 million. There will be additional costs of a currently undetermined amount to develop the Rocky Point Unit. Each working interest owner will be required to pay its proportionate share of these costs based upon the amount of the interest that it owns. If we are unable to fund our share of these costs or otherwise cover them through farmouts or other arrangements, then we could either forfeit our interest in certain wells or properties or suffer other penalties in the form of delayed or reduced revenues under our various unit operating agreements, which could impact the ultimate realization of this investment. The estimates discussed above may differ significantly from actual results.

You should not place undue reliance on reserve information because it is only an estimate.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond our control and the control of our independent reserve engineers, Ralph E. Davis Associates, Inc. and Mannon Associates. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of an estimate of quantities of oil and gas reserves, or of cash flows attributable to such reserves, is a function of the available data, assumptions regarding future oil and gas prices, expenditures for future development and exploitation activities, and engineering and geological interpretation and judgment. Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities, oil and gas prices and regulatory changes. Actual future production, revenue, taxes, development expenditures, operating expenses,


                                       18


quantities of recoverable reserves and value of cash flows from those reserves may vary significantly from our assumptions and estimates. In addition, reserve engineers may make different estimates of reserves and cash flows based on the same available data.

     The estimated quantities of proved reserves and the discounted present value of future net cash flows attributable to those reserves for the fiscal years ended June 30, 2002, 2003 and 2004 included in our periodic reports filed with the SEC were prepared by our reserve engineers in accordance with the rules of the SEC, and are not intended to represent the fair market value of such reserves. As required by the SEC, the estimated discounted present value of future net cash flows from proved reserves is generally based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. In addition, the 10% discount factor, which the SEC requires to be used to calculate discounted future net revenues for reporting purposes, is not necessarily the most appropriate discount factor based on the cost of capital in effect from time to time and risks associated with our business and the oil and gas industry in general.

We are exposed to additional risks through our drilling business.

     We currently own a controlling interest in a drilling business. Our operations through that entity will subject us to many additional hazards that are inherent to the drilling business, including, for example, blowouts, cratering, fires, explosions, loss of well control, loss of hole, damaged or lost drill strings and damage or loss from inclement weather. No assurance can be given that our insurance will be sufficient to protect us against liability for all consequences of well disasters, personal injury, extensive fire damage or damage to the environment. No assurance can be given that our drilling business will be able to maintain adequate insurance in the future at rates it considers reasonable or that any particular types of coverage will be available. The occurrence of events, including any of the above-mentioned risks and hazards, that are not fully insured could subject our drilling business to significant liability. It is also possible that we might sustain significant losses through the operation of the drilling business even if none of such events occurs.

Hedging transactions may limit our potential gains.

     In order to manage our exposure to price risks in the marketing of oil and gas, we periodically enter into oil and gas price hedging arrangements, typically costless collars. While intended to reduce the effects of volatile oil and gas prices, such transactions, depending on the hedging instrument used, may limit our potential gains if oil and gas prices were to rise substantially over the price established by the hedge. In addition, such transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

     -  production is substantially less than expected;

     - the counterparties to our futures contracts fail to perform under the contracts; or

     -  a sudden, unexpected event materially impacts gas or oil prices.

We may not receive payment for a portion of our future production.

     Our revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. The concentration of credit risk in a


                                       19


single industry affects our overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. We do not attempt to obtain credit protections such as letters of credit, guarantees or prepayments from our purchasers. We are unable to predict, however, what impact the financial difficulties of any of our purchasers may have on our future results of operations and liquidity.

We have no long-term contracts to sell oil and gas.

     We do not have any long-term supply or similar agreements with governments or other authorities or entities for which we act as a producer. We are therefore dependent upon our ability to sell oil and gas at the prevailing wellhead market price. There can be no assurance that purchasers will be available or that the prices they are willing to pay will remain stable.

There is currently a shortage of available drilling rigs and equipment which could cause us to experience higher costs and delays that could adversely affect our operations.

     Although equipment and supplies used in our business are usually available from multiple sources, there is currently a general shortage of drilling equipment and supplies. We believe that these shortages are likely to intensify. The costs and delivery times of equipment and supplies are substantially greater now than in prior periods and are currently escalating. We have acquired a controlling interest in a drilling company to allow us to have priority access to drilling rigs. We believe that our ownership interest in the drilling company will allow us to have priority access to several large drilling rigs. We are also attempting to establish arrangements with others to assure adequate availability of certain other necessary drilling equipment and supplies on satisfactory terms, but there can be no assurance that we will be able to do so. Accordingly, there can be no assurance that we will not experience shortages of, or material price increases in, drilling equipment and supplies, including drill pipe, in the future. Any such shortages could delay and adversely affect our ability to meet our drilling commitments.

     The marketability of our production depends mostly upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities, which are owned by third parties.

     The marketability of our production depends upon the availability, operation and capacity of gas gathering systems, pipelines and processing facilities, which are owned by third parties. The unavailability or lack of capacity of these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. We currently own several wells that are capable of producing but are currently shut-in pending the construction of gas gathering systems, pipelines and processing facilities. United States federal, state and foreign regulation of oil and gas production and transportation, tax and energy policies, damage to or destruction of pipelines, general economic conditions and changes in supply and demand could adversely affect our ability to produce and market oil and natural gas. If market factors changed dramatically, the financial impact on us could be substantial. The availability of markets and the volatility of product prices are beyond our control and represent a significant risk.

                                       20


Our industry is highly competitive, making our results uncertain.

     We operate in the highly competitive areas of oil and gas exploration, development and production. We compete for the purchase of leases from the U.S. government and from other oil and gas companies. These leases include exploration prospects as well as properties with proved reserves. We face competition in every aspect of our business, including, but not limited to:

     -  acquiring reserves and leases;

     - obtaining goods, services and employees needed to operate and manage our business;

     - access to the capital necessary to drill wells and acquire properties; and

     -  marketing oil and natural gas.

Competitors include multinational oil companies, independent production companies and individual producers and operators. Many of our competitors have greater financial, technological and other resources than we do.

New technologies may cause our current exploration and drilling methods to become obsolete, resulting in an adverse effect on our production.

     The oil and natural gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we currently use or that we may implement in the future may become obsolete, and we may be adversely affected.

Terrorist attacks aimed at our facilities could adversely affect our business.

     The United States has been the target of terrorist attacks of unprecedented scale. The U.S. government has issued warnings that U.S. energy assets may be the future targets of terrorist organizations. These developments have subjected our operations to increased risks. Any future terrorist attack at our facilities, or those of our purchasers, could have a material adverse effect on our business.

We may incur substantial costs to comply with the various U.S. federal, state and local laws and regulations that affect our oil and gas operations.

     Our oil and gas operations are subject to stringent U.S. federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection or the oil and gas industry generally. Legislation affecting the industry is under constant review for amendment or expansion, frequently increasing our regulatory burden. Compliance with such laws and regulations often increases our cost of doing business and, in turn, decreases our profitability. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the incurrence of investigatory or remedial obligations, or the imposition of injunctive relief.

                                       21


     The environmental laws and regulations to which we are subject may:

     - require applying for and receiving a permit before drilling commences;

     - restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;

     - limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

     - impose substantial liabilities for pollution resulting from our operations.

     Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our earnings, results of operations, competitive position or financial condition. Over the years, we have owned or leased numerous properties for oil and gas activities upon which petroleum hydrocarbons or other materials may have been released by us or by predecessor property owners or lessees who were not under our control. Under applicable environmental laws and regulations, including CERCLA, RCRA and analogous state laws, we could be held strictly liable for the removal or remediation of previously released materials or property contamination at such locations regardless of whether we were responsible for the release or if our operations were standard in the industry at the time they were performed.

Risks related to the Exchange Offer and the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will be adversely affected.

     We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes.

     If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act. Further, if you continue to hold any old notes after the exchange offer is consummated, you may not be able to sell the old notes because there will be fewer old notes outstanding.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

     Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is


                                       22


subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

     If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements including the senior credit facility and the indenture that will govern the notes. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The senior credit facility and the indenture that will govern the notes will restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See "Description of the new notes."

     If we cannot make scheduled payments on our debt, we will be in default and, as a result:

     - our debt holders could declare all outstanding principal and interest to be due and payable;

     - the lenders under our senior credit facility could terminate their commitments to loan us money and foreclose against the assets securing their borrowings; and

     - we could be forced into bankruptcy or liquidation, which could result in you losing your investment in the notes.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the new notes.

     Any default under the agreements governing our indebtedness, including a default under our senior credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could render us unable to pay principal, premium, if any, and interest on the new notes and substantially decrease the market value of the new notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our indenture and our senior credit facility), we could be in default under the terms of the agreements governing such indebtedness, including our senior credit facility and our indenture. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain


                                       23


waivers from the required lenders under our senior credit facility to avoid being in default. If we breach our covenants under our senior credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of other indebtedness" and "Description of notes."

The new notes and the guarantees will be effectively subordinated to all of our secured debt, and, if a default occurs, we may not have sufficient funds to fulfill our obligations under the new notes and the guarantees.

     The new notes are general senior unsecured obligations that rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The new notes will be effectively subordinated to all our and our subsidiary guarantors' secured indebtedness to the extent of the value of the assets securing that indebtedness. As of March 31, 2005, we had approximately $27 million outstanding under our senior credit facility and additional availability of approximately $33 million. All of those borrowings are secured by substantially all of our assets and rank effectively senior to the new notes and the guarantees. In addition, the indenture governing the new notes will, subject to some limitations, permit us to incur additional secured indebtedness and the new notes will be effectively junior to any additional secured indebtedness we may incur.

     In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured indebtedness will be available to pay obligations on the new notes only after all secured indebtedness, together with accrued interest, has been repaid in full from our assets. Likewise, because our senior credit facility is a secured obligation, our failure to comply with the terms of the senior credit facility would entitle those lenders to declare all the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on substantially all of our assets that serve as collateral. In this event, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the new notes. Holders of the new notes will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the new notes then outstanding. The guarantees of the new notes will have a similar ranking with respect to secured and unsecured senior indebtedness of the subsidiary guarantors as the new notes do with respect to our secured and unsecured senior indebtedness, as well as with respect to any unsecured obligations expressly subordinated in right of payment to the guarantees.

The notes will be structurally subordinated to all indebtedness and other liabilities of our existing and future subsidiaries that are not guarantors of the notes.

     You will not have any claim as a creditor against Amber Resources Company of Colorado ("Amber"), our subsidiary that is not a guarantor of the new notes or against any of our future subsidiaries that do not become guarantors of the new notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims against those subsidiaries. For the fiscal year ended June 30, 2004 and the nine months ended March 31, 2005, our non-guarantor subsidiary

                                       24


represented none of our total revenue and a minimal amount of our total operating expense. In addition, the indenture governing the notes will, subject to some limitations, permit our existing or future non-guarantor subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

We may not be able to repurchase the notes upon a change of control.

     Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. We may not be able to repurchase the new notes upon a change of control because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our senior credit facility or other future senior indebtedness from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under our senior credit facility. Our failure to repurchase the new notes upon a change of control would cause a default under the indenture and a cross-default under the senior credit facility. Our senior credit facility also provides that a change of control, as defined in such agreement, will be a default that permits lenders to accelerate the maturity of borrowings thereunder and, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer-to-purchase provisions to the holders of the new notes. Any of our future debt agreements may contain similar provisions. In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a "Change of Control" under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a "Change of Control" as defined in the indenture that would trigger our obligation to repurchase the notes. Therefore, if an event occurs that does not constitute a "Change of Control" as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See "Description of other indebtedness" and "Description of notes-Change of control."

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

     We and our subsidiary guarantors may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiary guarantors from doing so. If we incur any additional indebtedness, including trade payables, that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. Additionally, as of March 31, 2005, we had approximately $27 million outstanding under our senior credit facility and additional availability of approximately $33 million. All of those borrowings are secured by substantially all of our assets and would rank effectively senior to the new notes and the guarantees. If new debt is added to our current debt levels, the related risks that we and our subsidiary guarantors now face could intensify. The subsidiaries that guarantee the new

                                       25


notes are also guarantors under our senior credit facility. See "Description of notes" and "Description of other indebtedness."

You may find it difficult to sell your new notes.

     You may find it difficult to sell your new notes because an active trading market for the new notes may not develop. There is no existing trading market for the new notes. We do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. As a result, the market price of the new notes could be adversely affected.

Federal and state fraudulent transfer laws may permit a court to void the new notes and the guarantees and, if that occurs, you may not receive any payments on the new notes.

     The issuance of the new notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the new notes or a guarantee and, in the case of (2) only, one of the following is also true:

     - we or any of our subsidiary guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

     - payment of the consideration left us or any of our subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

     - we or any of our subsidiary guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

     If a court were to find that the issuance of the new notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the new notes or such guarantee or subordinate the new notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the new notes to repay any amounts received with respect to the new notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the new notes. Further, the voidance of the new notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

     Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

     - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts liabilities, including contingent liabilities, as they become absolute and mature; or

                                       26


     -  it could not pay its debts as they become due.

     We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the new notes and the guarantees would not be subordinated to our or any guarantor's other debt.

     If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the new notes.























                                       27



                                EXCHANGE OFFER

     We sold the old notes on March 15, 2005, pursuant to a purchase agreement dated March 9, 2005, by and among us and the initial purchasers named therein. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act.

Purpose and Effect of the Exchange Offer

     In connection with the issuance of the old notes, we entered into a registration rights agreement under which we agreed to:

     * file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the old notes for new notes of ours having terms substantially identical in all material respects to the old notes except with respect to transfer restrictions;

     * to cause the registration statement to be declared effective under the Securities Act within 180 days after the issue date of the old notes;

     * use our reasonable best efforts to consummate the exchange offer within 30 days after the effective date of the registration statement;

     * keep the exchange offer open for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the old notes; and

     * to file a shelf registration for the resale of the old notes if we cannot consummate the exchange offer within the time period listed above and certain other circumstances described in this prospectus.

     For each old note tendered to us pursuant to the exchange offer, we will issue to the holder of such old note a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last date upon which we paid interest on the old note, unless no interest has been paid on the old note, in which case, interest shall be paid from the original issuance date of the old note.

     Under existing interpretations of the staff of the Securities and Exchange Commission issued to third parties, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents to us in the exchange offer that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not our affiliate, as such terms are interpreted by the Securities and Exchange Commission; provided, however, that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The staff of the Securities and Exchange Commission has taken the position in interpretations issued to third parties that participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with

                                       28

the prospectus contained in the registration statement covering the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

     Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of the new notes for 180 days following the effective date of such registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus).

     A holder of old notes (other than certain specified holders) who wishes to exchange old notes for new notes in the exchange offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not our "affiliate," as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In the event that:

     * the Company and the Guarantors determine that registration of the exchange offer is not available or may not be completed as soon as practicable after the last exchange date because it would violate any applicable law or applicable interpretations of the staff of the Securities and Exchange Commission;

     * for any other reason the exchange offer is not consummated within 210 days after the issue date of the old notes; or

     * any initial purchaser so requests in connection with any offer or sale of the old notes;

then we will, at our cost, use our reasonable best efforts to file and use our reasonable best efforts to have declared effective a shelf registration statement covering resales of the old notes as soon as practicable after such determination, date or request.

     We will use our reasonable best efforts to keep the shelf registration statement effective until two years after the issue date of the old notes, subject to certain exceptions. We will, if we file a shelf registration statement, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such old notes or new notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

                                       29

     In the event that either the exchange offer is not completed or the shelf registration statement, if required, is not declared effective on or prior to September 11, 2005, the interest rate on the old notes will be increased by 1.00% per annum until the exchange offer is completed or the shelf registration statement, if required hereby, is declared effective by the SEC or the old notes become freely tradable under the Securities Act.

     If the shelf registration statement, if required hereby, has been declared effective and thereafter either ceases to be effective or the prospectus contained therein ceases to be usable at any time prior to the date on which the old notes become freely tradable under the Securities Act or such earlier period that will terminate when all of the old notes have been sold pursuant to the shelf registration statement, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the old notes will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the shelf registration statement has again been declared effective or the prospectus again becomes usable.

Resale of New Notes

     Based on no action letters of the staff of the Securities and Exchange Commission issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

     * you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     * such new notes are acquired in the ordinary course of your business; and

     * you do not intend to participate in the distribution of such new notes.

     The staff of the Securities and Exchange Commission, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the staff of the Securities and Exchange Commission may not make a similar determination as in the no action letters issued to these third parties.

     If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes:

     * you cannot rely on such interpretations by the Securities and Exchange Commission staff issued to third parties; and

     * you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder's information required by

                                       30


Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offer

     Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only for new notes and only in integral multiples of $1,000. The exchange offer is not applicable to any of the previously issued notes.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

     As of the date of this prospectus, $150 million aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the Indenture relating to the old notes and the registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "-Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

     We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.


                                       31


     Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Expiration Date

     The exchange offer will expire at 5:00 p.m., New York City time, on ______, 2005 unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders if the exchange offer is so extended. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange upon the expiration of the extended exchange offer.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under "-Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion

     *  to delay accepting for exchange any old notes,
     *  to extend the exchange offer, or
     *  to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. However, we may not delay acceptance for exchange of any old notes after the expiration of the exchange offer. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

Conditions to the Exchange Offer

     We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

                                       32


     In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "-Purpose and Effect of the Exchange Offer," "-Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or staff interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time prior to or on the expiration of the offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time prior to or on the expiration of the offer.

     In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture relating to the new notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to tender generally

     To participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes.
 It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of defects in your tender.

     If you have any questions or need help in exchanging your old notes, please call the exchange agent whose address and phone number are described in the letter of transmittal.

     All of the old notes were issued in book-entry form, and all of the old notes are currently represented by a global certificates held by Cede & Co. for the account of DTC. We have confirmed with DTC that the old notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.


                                       33


     By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

     There is no procedure for guaranteed late delivery of the old notes.

Determinations under the exchange offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determinations will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the rights to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

When we will issue new notes

     In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     * a book-entry confirmation of such old notes into the exchange agent's account at DTC; and
     *  a properly transmitted agent's message.

Return of old notes not accepted or exchanged

     If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your representations to us

     By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     * any new notes that you receive will be acquired in the ordinary course of your business;
     * you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes within the meaning of the Securities Act;
     * if you are not a broker-dealer that you are not engaged in and do not intend to engage in the distribution of the new notes;


                                       34


     * if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and
     * you are not our "affiliate," as defined in Rule 405 of the Securities Act or if you are our "affiliate" that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the ATOP procedures.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any old notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under "-Procedures for Tendering" above at any time on or prior to the expiration date.

Fees and Expenses

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     *  Securities and Exchange Commission registration fees;
     *  fees and expenses of the exchange agent and trustee;
     *  accounting and legal fees and printing costs; and
     *  related fees and expenses.

Transfer Taxes

     We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder

                                       35


or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

     If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless they are registered under the Securities Act or unless the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

     We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

Other

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."












                                       36


                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the offer and exchange of the new notes have been registered under the Securities Act and the new notes will not have restrictions on transfer, registration rights or provisions for additional cash interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any increase in our outstanding indebtedness.


                                CAPITALIZATION

     The following table sets forth our capitalization as of March 31, 2005. This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

                                                  March 31, 2005
                                              (Dollars in thousands)

Cash and cash equivalents                            $  7,850

Debt:
  Senior credit facility                               27,000
  Other debt, net                                         374
  Senior notes due 2015, net (1)                      149,253
                                                     --------
Total debt                                           $176,627
                                                     --------
Stockholders' equity:
  Common stock, $0.01 par value, 300,000,000
   shares authorized; 41,488,000 shares issued
   and outstanding                                        415
  Additional paid-in capital                          234,111
  Accumulated other comprehensive income (loss)        (8,962)
  Unearned compensation                                  (977)
  Accumulated deficit                                  (8,846)
                                                     --------
Total stockholders' equity                            215,741
                                                     --------
Total capitalization                                 $392,368
                                                     --------
____________________

(1) The $150 million aggregate principal amount of senior notes was issued at a discount of $750,000, which will be amortized over the ten year life of the notes.








                                       37



                         DESCRIPTION OF THE NEW NOTES

     The form and terms of the new notes are the same as the form and terms of the old notes, except that the offer and exchange of the new notes have been registered under the Securities Act, and the new notes will not bear legends restricting the transfer thereof, will not be entitled to registration rights under the registration rights agreement, and will not contain provisions relating to additional interest. Delta Petroleum Corporation will issue the new notes under an Indenture among itself, the Subsidiary Guarantors and U.S. Bank National Association. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

     Certain terms used in this description are defined under the subheading "-Certain Definitions." In this description, the words "the Company," "we," "our" and "us" refer only to Delta Petroleum Corporation, and any successor obligor on the notes, and not to any of its subsidiaries. As used in this section, the term "notes" refers to both old notes and new notes.

     The previously issued notes, the old notes, the new notes and any additional notes issued from time to time in accordance with the terms of the Indenture will constitute a single class of debt securities under the Indenture. If the exchange offer is consummated, holders of old notes who do not exchange new notes for their old notes will vote together with holders of the previously issued notes, the new notes and, if applicable, any holders of additional notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the previously issued notes, the new notes and, if applicable, any additional notes, and the holders of the previously issued notes, the old notes, the new notes and the additional notes will vote together as a single class. All references in this prospectus to specified percentages in aggregate principal amount of the notes that are outstanding means, at any time after the exchange is consummated, the percentage in aggregate principal amount of the previously issued notes, the old notes, the new notes and the additional notes then outstanding.

     The following description is a summary of the provisions of the Indenture that we believe to be material and of interest to you and does not restate that agreement in its entirety. We encourage you to read the Indenture because that agreement, and not this description, will define your rights as a holder of the new notes. We have filed a copy of the Indenture as an exhibit to the registration statement on Form S-4 (Reg. No. 333-____________) filed with the Securities Exchange Commission on August 10, 2005.

General

The Notes.  The Notes:

     *  are general unsecured, senior obligations of the Company;
     * are limited to an aggregate principal amount of $150.0 million, subject to our ability to issue Additional Notes;
     *  mature on April 1, 2015;
     * will be issued in denominations of $1,000 and integral multiples of $1,000;
     * will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form. See "Book-entry, delivery and form;"


                                       38


     * rank equally in right of payment to any future senior Indebtedness of the Company, without giving effect to collateral arrangements;
     * are unconditionally guaranteed on a senior basis by Piper Petroleum Company, Delta Exploration Company, Inc., and Castle Texas Exploration Limited Partnership, representing each wholly-owned subsidiary of the Company. See "Subsidiary guarantees"; and
     *  are expected to be eligible for trading in the PORTAL market.

Interest.  Interest on the Notes will compound semi-annually and will:

     *  accrue at the rate of 7% per annum;
     * accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;
     * be payable in cash semi-annually in arrears on April 1 and October 1, commencing on October 1, 2005;
     * be payable to the holders of record on the March 15 and September 15 immediately preceding the related interest payment dates; and
     * be computed on the basis of a 360-day year comprised of twelve 30-day months.

We also will pay additional interest to holders of the Notes if we fail to complete the Exchange Offer described in the Registration Rights Agreement within 180 days or if certain other conditions contained in the Registration Rights Agreement are not satisfied.

Payments on the notes; paying agent and registrar

We will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes.


                                       39


Optional redemption

Except as described below, the Notes are not redeemable until April 1, 2010. On and after April 1, 2010, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

          Year                         Percentage

          2010                          103.500%
          2011                          102.333%
          2012                          101.167%
          2013 and thereafter           100.000%

Prior to April 1, 2008 the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

     (1) there is a Public Market at the time of such redemption;

     (2) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

     (3) the redemption occurs within 60 days after the closing of such Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

In addition, the Notes may be redeemed, in whole or in part, at any time prior to April 1, 2010 at the option of the Company upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder of Notes at its registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

"Applicable Premium" means, with respect to any Note on any applicable redemption date, the greater of:

     (1) 1.0% of the then outstanding principal amount of such Note; and

     (2) the excess of:

         (a) the present value at such redemption date of (i) the redemption price of such note at April 1, 2010 (such redemption price being set forth in

                                       40


the table appearing above under the caption "Optional redemption") plus (ii) all required interest payments due on such Note through April 1, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points over

         (b) the then outstanding principal amount of such Note.

"Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 1, 2010; provided, however, that if the period from the redemption date to April 1, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Ranking

The Notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated and will be effectively subordinated to all of our secured Indebtedness and liabilities of our Subsidiaries that do not guarantee the Notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or its Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Secured Credit Agreement or other secured Indebtedness, the assets of the Company and its Subsidiary Guarantors that secure secured Indebtedness will be available to pay obligations on the Notes and the Subsidiary Guarantees only after all Indebtedness under such Credit Facility and other secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Subsidiary Guarantees then outstanding.


                                       41


As of March 31, 2005:

     * we and our subsidiary guarantors had approximately $182.6 million of total indebtedness;
     * approximately $27.0 million constituted secured indebtedness and we have additional availability under the senior credit facility available to us of $33.0 million to which the notes would be effectively subordinated; and
     * our non-guarantor subsidiary had total liabilities of $1.2 million (including trade payables but excluding inter-company liabilities), that would be structurally senior to the notes and Big Dog and Shark had approximately $5.4 million of total assets (including trade payables but excluding inter-company liabilities), that would be structurally senior to the notes.

Subsidiary guarantees

The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee on a senior basis the Company's obligations under the Notes and all obligations under the Indenture. Such Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under the Subsidiary Guarantee.

As of March 31, 2005, outstanding Indebtedness of Subsidiary Guarantors was approximately $23.0 million, none of which would have been secured. Although the Indenture will limit the amount of indebtedness that Restricted Subsidiaries may Incur, such indebtedness may be substantial. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

     (1) the sale or other disposition is in compliance with the Indenture, including the covenants "Certain covenants Limitation on sales of assets and Subsidiary stock" and "Certain covenants Limitation on sales of capital stock of Restricted Subsidiaries;" and

     (2) all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted


                                       42


Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Change of control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under "Optional redemption," each holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under "Optional redemption", the Company will mail a notice (the "Change of Control Offer") to each holder, with a copy to the Trustee, stating:

     (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

     (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

     (3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.


                                       43


The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Prior to mailing a Change of Control Offer, and as a condition to such mailing
(i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of Notes under a Change of Control Offer or (iii) the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a default of the Change of Control provisions of the Indenture if the Company fails to comply with such covenant. A default under the Indenture will result in a cross-default under the Senior Secured Credit Agreement.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

The Company's ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of any of the events that constitute a Change of Control will constitute a default under the Senior Secured Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Secured Credit Agreement and cause a default under that agreement will not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Agreement will, and future Indebtedness may, prohibit the Company's prepayment or repurchase of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Indebtedness under the Senior Secured Credit Facility and any such other Indebtedness containing similar restrictions or

                                       44


obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Senior Secured Credit Agreement.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above. Prior to the occurrence of a Change of Control, certain provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain covenants

Limitation on Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

     (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.50 to 1.00; and

     (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

     (1) Indebtedness of the Company Incurred pursuant to a Credit Facility in an aggregate amount up to the greater of (a) $125.0 million or (b) so long as the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00 after giving effect to any such Incurrence, 20.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness;

     (2) Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

     (3) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however,

                                       45


         (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

         (b) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

         (c) (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company; and

             (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Wholly-Owned Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

     (4) Indebtedness represented by (a) the Notes issued on the Issue Date, the Subsidiary Guarantees and the exchange notes and exchange guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9) and (10)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

     (5) Indebtedness of a Subsidiary Guarantor Incurred and outstanding on the date on which such Subsidiary Guarantor was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary Guarantor became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

     (6) Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided, that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

     (7) the Incurrence by the Company or any of its Subsidiary Guarantors of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

                                       46


     (8) Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, bid, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business including supporting Guarantees and letters of credit (in each case other than for an obligation for money borrowed);

     (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

     (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence; and

     (11) in addition to the items referred to in clauses (1) through (10) above, Indebtedness of the Company and its Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
(11) and then outstanding, will not exceed $20.0 million at any time outstanding.

The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

     (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify (and may later reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

     (2) all Indebtedness outstanding on the date of the Indenture under the Senior Secured Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not clause (4) of the second paragraph of this covenant;


                                       47


     (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

     (4) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

     (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

     (6) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

     (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on Indebtedness" covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of


                                       48


currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

     (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

         (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

         (b) dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

     (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

     (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

     (4) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (a) Default shall have occurred and be continuing (or would result therefrom); or

     (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                                       50


          (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

          (ii) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

          (iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair-market value of any other property, distributed by the Company upon such conversion or exchange); and

          (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

               (A) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or

               (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause
(iv) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

     (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under " Limitation on Indebtedness" and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

     (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under " Limitation on Indebtedness" and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

     (4) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under " Limitation on sales of assets and Subsidiary stock" below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

     (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

     (6) so long as no Default or Event of Default has occurred and is continuing,

         (a) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $1.0 million in the aggregate during any calendar year and $3.0 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and

         (b) loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital

Stock of the Company, in an aggregate amount not in excess of $1.0 million at any one time outstanding; provided, however, that the Company and its Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith in connection with such loans or advances; provided, further, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

     (7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided, however, that the payment of such dividends will be excluded from the calculation of Restricted Payments;

     (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

     (9) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the "Change of control" provisions contained herein or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the " Limitation on sales of assets and Subsidiary stock" covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; and

     (10) Restricted Payments in an amount not to exceed $5.0 million at any one time outstanding; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and the fair market value of any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant

"Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

     (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

     (2) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under " Limitation on Indebtedness;"

     (3) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Notes by the covenant described under " Limitation on Liens;" and

     (4) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under " Limitation on sales of assets and Subsidiary stock" (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

Limitation on restrictions on distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

     (2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

     (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:

     (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture and the Senior Secured Credit Agreement in effect on such date;

     (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

     (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

     (iv) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

          (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

          (b) contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

          (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

     (v) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

     (vi) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

     (vii) customary encumbrances or restrictions imposed pursuant to any agreement referred to in the definition of "Permitted Business Investment;"

     (viii) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

     (ix) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

Limitation on sales of assets and Subsidiary stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition;

     (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

         (a) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Wholly-Owned Subsidiary (other than any Disqualified Stock or a Guarantor Subordinated Obligation of a Wholly-Owned Subsidiary Guarantor) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

         (b) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided that pending the final application of any such Net Available Cash in accordance with clauses (a) or (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of this covenant, the following will be deemed to be cash:

     (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Wholly-Owned Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Wholly-Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(a) above); and

     (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

     (1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $5.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and

     (3) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $15.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view. The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Limitation on Affiliate Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

     (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

     (2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

     (3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $15.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

     (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under " Limitation on Restricted Payments;"

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors;

     (3) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $1.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date; provided, however, that the Company and its Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith in connection with such loans or advances;

     (4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with "--Limitations on Indebtedness;"

     (5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

     (6) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on a schedule to the Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Notes than the terms of the agreements in effect on the Issue Date; and

     (7) the provision of drilling services by Big Dog or a successor entity to the Company or any of its Restricted Subsidiaries so long as the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate.

Limitation on sale of Capital Stock of Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

     (1) to the Company or a Wholly-Owned Restricted Subsidiary; or

     (2) in compliance with the covenant described under " Limitation on sales of assets and Subsidiary stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of the covenant described under "Limitation on sales of assets and Subsidiary stock."

SEC reports

Notwithstanding that the Company may not continue to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein. If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

Merger and consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

     (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness" covenant;

     (4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the Indenture and the Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

     (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor) and will not permit the conveyance transfer or lease of substantially all of the assets of any Subsidiary Guarantor unless:

     (1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

     (2) the transaction is made in compliance with the provisions described under "Subsidiary Guarantees;" "Certain Covenants Limitation on sales of assets and Subsidiary stock" and "Certain Covenants Limitation on sale of capital stock of Restricted Subsidiaries".

Future Subsidiary Guarantors

After the Issue Date, the Company will cause each Restricted Subsidiary other than a Foreign Subsidiary created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary

Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis.

Limitation on lines of business

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business.

Payments for consent

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

Each of the following is an Event of Default:

     (1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

     (2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

     (3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under "Certain covenants Merger and consolidation;"

     (4) failure by the Company to comply for 30 days after notice with any of its obligations under the provisions described under "Change of Control" above or under the covenants described under "Certain covenants" above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with "Certain covenants Merger and consolidation" which is covered by clause (3));

     (5) failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture;

     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

         (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

         (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

     (8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"); or

     (9) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company and, in the case of a notice given by the holders, the Trustee of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

     (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

     (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

     (5) the holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Amendments and waivers

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

     (1) reduce the amount of Notes whose holders must consent to an amendment;

     (2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

     (3) reduce the principal of or extend the Stated Maturity of any Note;

     (4) reduce the premium payable upon the redemption or repurchase of any Note as described above under "Optional redemption," "Change of Control," or "Certain Covenants Limitation on sales of assets and Subsidiary stock," or change the time at which any Note may be redeemed or repurchased as described above under "Optional redemption," or make any change to the provisions relating to a Change of Control Offer in respect of a Change of Control that has occurred or make any change to the provisions relating an Asset Disposition Offer that has been made, in each case whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

     (5) make any Note payable in money other than that stated in the Note;

     (6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

     (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

     (8) modify the Subsidiary Guarantees in any manner adverse to the holders of the Notes. Notwithstanding the foregoing, without the consent of any holder, the Company, the Guarantors and the Trustee may amend the Indenture and the Notes to:

          (1) cure any ambiguity, omission, defect or inconsistency;

          (2) provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

          (3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code);

          (4) add Guarantees with respect to the Notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accord with the applicable provisions of the Indenture;

          (5) secure the Notes;

          (6) add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

          (7) make any change that does not adversely affect the rights of any holder;

          (8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

          (9) provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder's Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations under covenants described under "Certain covenants" (other than "Merger and consolidation"), the operation of the crossdefault upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of default" above and the limitations contained in clause (3) under "Certain covenants Merger and consolidation" above ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of default" above or because of the failure of the Company to comply with clause
(3) under "Certain covenants Merger and consolidation" above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

"Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

"Additional Assets" means:

     (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

     (2) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business;

     (3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

     (4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business. "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

     (a) the sum of:

          (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

               (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

               (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), and decreased by, as of the date of determination, the estimated discounted future net revenues from

               (C) estimated proved oil and gas reserves produced or disposed of since such year end, and

               (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), in each case as estimated by the Company's petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

          (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements;

          (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

          (iv) the greater of

               (A) the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest annual or quarterly financial statement, and

               (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements; minus

     (b) the sum of:

          (i) Minority Interests;

          (ii) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

          (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

          (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the successful efforts method of accounting to the full cost or a similar method, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the successful efforts method of accounting.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

"Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

     (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

     (2) the sale of Cash Equivalents in the ordinary course of business;

     (3) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of the Oil and Gas Business;

     (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

     (5) transactions permitted under "Certain covenants Merger and consolidation";

     (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

     (7) for purposes of "Certain Covenants Limitation on sales of assets and Subsidiary stock" only, the making of a Permitted Investment or a disposition subject to "Certain covenants Limitation on Restricted Payments";

     (8) an Asset Swap effected in compliance with "Certain covenants Limitation on sales of assets and Subsidiary stock";

     (9) dispositions of assets with an aggregate fair market value since the Issue Date of less than $1.0 million;

     (10) dispositions in connection with Permitted Liens;

     (11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

     (12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

     (13) foreclosure on assets;

     (14) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto; and

     (15) the exchange by the Company of its membership interests in Big Dog or Shark for a similar proportion of the capital stock of a successor corporation to Big Dog or Shark, as the case may be, in any recapitalization transaction.

"Asset Swap" means concurrent purchase and sale or exchange of Oil and Gas Properties between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with "Certain covenants Limitation on sales of assets and Subsidiary stock."

"Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

"Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

"Big Dog" means Big Dog Drilling Co., LLC, a Nevada limited liability company.

"Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

"Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

"Cash Equivalents" means:

     (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

     (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

     (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

     (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

     (6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

"Change of Control" means:

     (1) (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

     (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

     (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

     (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commodity Agreements" means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

"Common Stock" means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

"Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDAX of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

     (1) if the Company or any Restricted Subsidiary:

         (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

         (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

     (2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

         (a) the Consolidated EBITDAX for such period will be reduced by an amount equal to the Consolidated EBITDAX (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDAX (if negative) directly attributable thereto for such period; and

         (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

     (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDAX andConsolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

"Consolidated EBITDAX" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1) Consolidated Interest Expense;

     (2) Consolidated Income Taxes;

     (3) consolidated depreciation expense;

     (4) consolidated amortization expense or impairment charges recorded in connection with the application of Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles";

     (5) other non-cash charges reducing Consolidated Net Income (excluding any such on-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

     (6) exploration expenses, if applicable; and

less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDAX of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

"Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

     (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

     (2) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

     (3) non-cash interest expense;

     (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

     (6) costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

     (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

     (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

     (9) Receivables Fees; and

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of "Indebtedness", the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of "Indebtedness".

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income on the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

"Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

     (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

         (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

         (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

     (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

         (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

         (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

     (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (4) any extraordinary gain or loss;

     (5) the cumulative effect of a change in accounting principles;

     (6) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines; and

     (7) any unrealized non-cash gains or losses on charges in respect of Hedging Obligations (including those resulting from the application of SFAS
133).

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

"Credit Facility" means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

"Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

     (3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the

Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "Change of control" and "Certain covenants Limitation on sales of assets and Subsidiary stock" and such repurchase or redemption complies with "Certain covenants Restricted Payments."

"Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

"Equity Offering" means (i) a public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock made pursuant to a registration statement that has been declared effective by the SEC, other than public offerings with respect to the Company's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8 (ii) a private offering to institutional investors for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock.

"Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

"holder" means a Person in whose name a Note is registered on the Registrar's books.

"Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

"Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

     (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

     (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

     (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

     (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

     (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

     (9) to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

     (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

     (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

     (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

         (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

         (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

"Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

"Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

     (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

     (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

     (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of "Certain covenants Limitation on Restricted Payments,"

     (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

     (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

"Issue Date" means the date on which the Notes are originally issued.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

"Minority Interest" means the percentage interest represented by any shares of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

"Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

     (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Disposition; and

     (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

"Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

"Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

"Non-Recourse Debt" means Indebtedness of a Person:

     (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

"Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. "Oil And Gas Business" means (a) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, gas, liquid natural gas and other hydrocarbon properties,
(b) the business of gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and products produced in association therewith, (c) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (a) and (b) of this definition.

"Oil and Gas Properties" means all properties, including equity or other ownership interests therein, owned by such Person which contain "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Notes.

"Permitted Business Investment" means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

     (1) ownership interests in oil and gas properties, liquid natural gas facilities, processing facilities, gathering systems, pipelines or ancillary real property interests;

     (2) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties; and (3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment; provided, however that a "Permitted Business Investment" shall only include Investments in entities that are classified as pass-through entities for U.S. federal, state and local and foreign income tax purposes.

"Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is the Oil and Gas Business;

     (3) cash and Cash Equivalents;

     (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of the Oil and Gas Business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; provided, however, that the Company and its Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith in connection with such loans or advances;

     (7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

     (8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "Certain covenants Limitation on sales of assets and Subsidiary stock";

     (9) Investments in existence on the Issue Date;

     (10) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain covenants Limitation on indebtedness";

     (11) Guarantees issued in accordance with "Certain covenants Limitations on Indebtedness";

     (12) any Asset Swap made in accordance with "Certain covenants Limitation on sales of assets and Subsidiary stock";

     (13) a successor corporation to Big Dog or Shark formed by any recapitalization transaction in which the Company exchanges its membership interests in Big Dog or Shark, as the case may be, for a similar proportion of the capital stock of such successor corporation;

     (14) Permitted Business Investments in an aggregate amount not to exceed 5% of Adjusted Consolidated Net Tangible Assets (with Adjusted Consolidated Net Tangible Assets and the fair market value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); and

     (15) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (15), in an aggregate amount at the time of such Investment not to exceed $10.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

"Permitted Liens" means, with respect to any Person:

     (1) Liens securing Indebtedness and other obligations under, and related Hedging Obligations and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under, any Credit Facility permitted to be Incurred under the Indenture under the provisions described in clause (1) of the second paragraph under "Certain covenants Limitation on Indebtedness");

     (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (3) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

     (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

     (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

     (8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

     (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that;

          (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

          (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

     (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

          (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

          (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

     (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

     (13) Liens existing on the Issue Date;

     (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

     (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

     (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

     (17) Liens securing the Notes, Subsidiary Guarantees and other obligations arising under the Indenture;

     (18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

     (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

     (20) Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

     (21) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

     (22) Liens on pipelines or pipeline facilities that arise by operation of law; and

     (23) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $5.0 million.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

"Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

"Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

A "Public Market" exists at any time with respect to the Common Stock of the Company if the Common Stock of the Company is then registered with the SEC pursuant to Section 12(b) or 12(g) of Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System.

"Receivables" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

"Receivables Fees" means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

"Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

     (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

     (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

     (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

     (4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"Registration Rights Agreement" means that certain registration rights agreement dated as of the date of the Indenture by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein.

"Restricted Investment" means any Investment other than a Permitted
Investment.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

"SEC" means the United States Securities and Exchange Commission.

"Senior Secured Credit Agreement" means the Credit Agreement dated as of November 5, 2004 among the Company, Bank One, N.A., as Administrative Agent and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time.

"Shark" means Shark Trucking Co., LLC, a Nevada limited liability company.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

"Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

"Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

"Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes and exchange notes issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Subsidiary Guarantor pursuant to the terms of the Indenture and any 142 supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

"Subsidiary Guarantor" means Piper Petroleum Company, Delta Exploration Company, Inc., and Castle Texas Exploration Limited Partnership, and any Restricted Subsidiary created or acquired by the Company after the Issue Date (other than a Foreign Subsidiary).

"Unrestricted Subsidiary" means:

     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

     (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

     (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

     (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

     (3) such designation and the Investment of the Company in such Subsidiary complies with "Certain covenants Limitation on Restricted Payments";

     (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, a substantial portion of the business of the Company and its Subsidiaries;

     (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

         (a) to subscribe for additional Capital Stock of such Person; or

         (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under "Certain covenants Limitation on Indebtedness" on a pro forma basis taking into account such designation.

"U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

"Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

"Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

"Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the material federal income tax considerations relevant to the exchange of new notes for old notes but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect or are subject to different interpretations. This discussion does not address the tax considerations arising under the laws of any foreign, state, local, or other jurisdiction.

     We believe that the exchange of new notes for old notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the old notes immediately before the exchange.

                             PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Securities and Exchange Commission in no action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for the old notes if:

     * you acquire the new notes in the ordinary course of your business; and
     * you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

     You may not participate in the exchange offer if you are:

     * our "affiliate" within the meaning of Rule 405 under the Securities Act; or
     *  a broker-dealer that acquired old notes directly from us.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We and the subsidiary guarantors have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the date of such expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer - Purpose and Effect of the Exchange Offer" and " - Procedures for Tendering - Your representations to us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of the new notes.

     We will not receive any proceeds from any resale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date of the exchange offer, we and the subsidiary guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                LEGAL MATTERS

     The validity of the new notes offered in this exchange offer will be passed upon for us by Krys Boyle, P.C., Denver, Colorado. Shareholders and employees of Krys Boyle, P.C. own an aggregate of 3,600 shares of Delta common stock that were purchased on the open market for cash at prevailing prices.


                                   EXPERTS

     The consolidated balance sheets of Delta Petroleum Corporation as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2004; the statement of oil and gas revenue and direct lease operating expenses of the Alpine assets for the fiscal years ended June 30, 2004, 2003 and 2002; and the statement of oil and gas revenue and direct lease operating expenses of the Manti assets for the fiscal years ended June 30, 2004, 2003 and 2002, incorporated herein by reference have been incorporated herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

     The audit report covering the June 30, 2004 consolidated financial statements of Delta Petroleum Corporation refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of July 1, 2002.

                              RESERVE ENGINEERS

     Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves associated with our oil and gas properties, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Ralph E. Davis Associates, Inc. or Mannon Associates, independent reserve engineers. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, with respect to the new notes offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the new notes offered hereby, reference is made to the registration statement, including the exhibits and schedules filed therewith. Statements contained in this prospectus concerning the provisions of any contract, agreement or other document referred to herein or therein are not necessarily complete, but contain a summary of the material terms of such contracts, agreements or other documents. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for the complete contents of the exhibit, and each statement concerning its provisions is qualified in its entirety by such reference. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The registration statement and our other filings with the Securities and Exchange Commission may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials may also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at that address. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such materials may also be obtained from the web site that the Securities and Exchange Commission maintains at www.sec.gov.

     We maintain an internet web site at www.deltapetro.com. The information on this site does not form a part of this prospectus. Our common stock is listed and traded on the Nasdaq National Market System under the trading symbol "DPTR."

     Pursuant to the Indenture under which the new notes will be issued, we have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any of the new notes remain outstanding, we will furnish to the holders of the new notes copies of the annual reports and any other information, documents and other reports which we would be required to file with the Securities and Exchange Commission if we were subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. In addition, whether or not required by the rules and regulations of the Securities and Exchange Commission, we will also agree to file a copy of all such information and reports with the Securities and Exchange Commission for public availability (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Any request of this nature should be directed to our Corporate Secretary, Delta Petroleum Corporation, 370 17th Street, Suite 4300, Denver, Colorado 80202 (telephone (303) 293-9133).

                          INCORPORATION BY REFERENCE

     In this prospectus, we have incorporated by reference certain information we have filed, or will file, with the Securities and Exchange Commission. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We incorporate by reference the documents listed below and any further filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we terminate this exchange offer:

     *  Annual Report on Form 10-K for fiscal year ended June 30,
        2004, filed on September 13, 2004, Exchange Act reporting number 0-16203.

     * Amendment No. 1 to Annual Report on Form 10-K for fiscal year ended June 30, 2004, filed on Form 10-K/A on October 28, 2004, Exchange Act reporting number 0-16203.

     * Amendment No. 2 to Annual Report on Form 10-K for fiscal year ended June 30, 2004, filed on Form 10-K/A on March 8, 2005, Exchange Act reporting number 0-16203.

     * Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 9, 2004, Exchange Act reporting number 0-16203.

     * Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, filed on February 9, 2005, Exchange Act reporting number 0-16203.

     *  Quarterly Report on Form 10-Q for the quarter ended March 31,
        2005, filed on May 10, 2005, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated August 9, 2004, filed on August 10, 2005, Exchange Act reporting number 0-16203.

     *  Current Report on Form 8-K, dated June 29, 2004, filed on
        July 6, 2005, Exchange Act reporting number 0-16203.

     *  Current Report on Form 8-K, dated June 17, 2005, filed on
        June 22, 2005, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated May 5, 2005, filed on May 11, 2005, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K/A, dated January 21, 2005 filed on April 6, 2005, Exchange Act reporting number 0-16203.


                                       97


     * Current Report on Form 8-K, dated March 23, 2005, filed on March 29, 2005, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated March 15, 2005, filed on March 21, 2005, Exchange Act reporting number 0-16203.

     *  Current Report on Form 8-K, dated March 9, 2005 filed on
        March 15, 2005, Exchange Act reporting number 0-16203.

     *  Current Report on Form 8-K, dated March 3, 2005, filed on
        March 4, 2005, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated February 28, 2005 (reporting information under Items 8.01 and 9.01) filed on February 28, 2005, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated January 21, 2005, filed on January 24, 2005, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated January 21, 2005, filed on January 21, 2005, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated December 28, 2004, filed on December 28, 2004, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated November 19, 2004, filed on November 19, 2004, Exchange Act reporting number 0-16203.

     *  Definitive Proxy Materials on Schedule 14A, filed on
        November 22, 2004, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated November 5, 2004, filed on November 12, 2004, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated November 4, 2004, filed on November 10, 2004, Exchange Act reporting number 0-16203, except for information disclosed under Item 2.02.

     * Current Report on Form 8-K, dated October 26, 2004, filed on October 29, 2004, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated September 29, 2004, filed on October 1, 2004, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated August 25, 2004, filed on August 26, 2004, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K, dated August 6, 2004, filed on August 6, 2004, Exchange Act reporting number 0-16203.

     * Current Report on Form 8-K/A, dated June 29, 2004, filed on September 13, 2004, Exchange Act reporting number 0-16203.

     *  Current Report on Form 8-K, dated June 29, 2004, filed on
        July 8, 2004, Exchange Act reporting number 0-16203.

                                       97


     * The description of our common stock contained in our Registration Statement on Form 10 filed September 9, 1987, Exchange Act reporting number 0-16203.

     In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of this exchange offer shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing such documents.

     We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents unless the exhibits are specifically incorporated by reference in the documents). You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

                          Delta Petroleum Corporation
                          370 17th Street, Suite 4300
                            Denver, Colorado 80202
                   Attn: Kevin Nanke, Chief Financial Officer
                               (303) 293-9133

















                                       98




                                    ANNEX A

                            LETTER OF TRANSMITTAL

                                   TO TENDER

                OUTSTANDING 7% SENIOR SUBORDINATED NOTES DUE 2015

            (ISSUED BY DELTA PETROLEUM CORPORATION ON MARCH 15, 2005)

    PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED           , 2005


     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON             , 2005 (THE "EXPIRATION DATE"), UNLESS THE
EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

                The Exchange Agent for the Exchange Offer is:

                       U.S. Bank National Association
                         950 17th Street, Suite 300
                           Denver, Colorado 80206
                           Attention: Seth Dodson

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 7% SENIOR SUBORDINATED NOTES DUE 2015 WHICH WERE ISSUED BY THE COMPANY ON MARCH 15, 2005 (THE "OLD NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF NEW 7% SENIOR SUBORDINATED NOTES DUE 2015 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

The undersigned hereby acknowledges receipt and review of the Prospectus, dated _______2005 (the "Prospectus"), of Delta Petroleum Corporation, a Colorado corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer to exchange (the "Exchange Offer") its 7% Senior Subordinated Notes due 2015 (the "New Notes") the offer and sale of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 7% Senior Subordinated Notes due 2015 which were issued on March 15, 2005 (the "Old Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in this Prospectus. The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Old Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer - Procedures for Tendering. - DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Old notes in the

Exchange Offer, the Exchange Agent must receive prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

     *  DTC has received your instructions to tender your Old Notes; and
     *  You agree to be bound by the terms of this Letter of Transmittal

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

     Ladies and Gentlemen:

     1. By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

     2. By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Old Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

     3. The tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

     4. The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act")) and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act (without compliance with the registration and prospectus delivery provisions of the Securities
Act), provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

     5. By tendering Old Notes in the Exchange Offer, you represent and warrant that:

         a. the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

         b. neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

         c. neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

         d. neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company.

     6. You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Old Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of June 22, 2004 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors (as defined therein) and the Initial Purchasers (as defined therein). Such election may be
made only by notifying the Company in writing at 370 17th Street   Suite 4300,
Denver, Colorado 80202 Attention: Corporate Secretary. By making such election, you agree, as a holder of Old Notes participating in a shelf registration, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such shelf registration statement, each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Old Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

     7. If you are a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Old Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

     8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

                                 INSTRUCTIONS
         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.   Book-Entry confirmations.

     Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Old Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

2.   Partial Tenders.

     Tenders of Old Notes will be accepted only in integral multiples of $1,000. The entire principal amount of Old Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise communicated to the exchange agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

3.   Validity of Tenders.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give such notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

4.   Waiver of Conditions.

     The Company reserves the absolute right to waive, in whole or part, up to the expiration of the exchange offer any of the conditions of the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.    No Conditional Tender.

     No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

6.   Request for Assistance or Additional Copies.

     Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.   Withdrawal.

     Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer - Withdrawal of Tenders."

8.   No Guarantee of Late Delivery.

     There is no procedure for guarantee of late delivery in the Exchange Offer. IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

                               [Back Cover Page]


     Until         , 2005, all dealers that effect transactions in the new
notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   [Logo]

                        DELTA PETROLEUM CORPORATION
                          Offer to Exchange up to
              $150,000,000 7% Senior Subordinated Notes due 2015
           issued by Delta Petroleum Corporation on March 15, 2005
                                    For
              $150,000,000 7% Senior Subordinated Notes due 2015,
             the offer and exchange of which have been registered
                       under the Securities Act of 1933
                               _______________, 2005





















                                    PART II
                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Delta Petroleum Corporation

     The Colorado Business Corporation Act (the "Act") provides that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (a) the person conducted himself or herself in good faith, and
(b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and
(iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in the Act. The Act also provides that a Colorado corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted under the Act in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Article X of the Articles of Incorporation of Delta Petroleum Corporation provides as follows:

                                  "ARTICLE X
                                INDEMNIFICATION

     The corporation may:

     (A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     (B) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (C) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (D) Any indemnification under (A) or (B) of this Article X (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     (E) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (C) or (D) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

     (F) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article X."

Delta Exploration Company, Inc.

     The Colorado Business Corporation Act (the "Act") provides that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (a) the person conducted himself or herself in good faith, and
(b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and
(iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in the Act. The Act also provides that a Colorado corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted under the Act in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Article X of the Articles of Incorporation of Delta Exploration Company, Inc. provides as follows:

                                 "ARTICLE X
                               INDEMNIFICATION

     The corporation may:

     (A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     (B) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (C) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (D) Any indemnification under (A) or (B) of this Article X (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

    (E) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (C) or (D) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

    (F) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.


     (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article X."

    The Bylaws of Delta Exploration Company, Inc. include provisions as to how the indemnification provisions authorized by the Articles of Incorporation could be implemented.

Piper Petroleum Company

   The Colorado Business Corporation Act (the "Act") provides that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if
(a) the person conducted himself or herself in good faith, and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in the Act. The Act also provides that a Colorado corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted under the Act in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Article XI of the Articles of Incorporation of Piper Petroleum Company provides as follows:

                                  "ARTICLE XI
                          INDEMNIFICATION OF DIRECTORS,
                    OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director of the Corporation or, while serving as a director of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible."

     The Bylaws of Piper Petroleum Company include provisions as to how the indemnification authorized by the Articles of Incorporation could be implemented.

Castle Texas Exploration Limited Partnership

    Article 11 of the Texas Revised Limited Partnership Act ("TRLPA") provides for the indemnification of a general partner, limited partner, employee or agent by the limited partnership under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been a general partner, limited partner, employee or agent of the limited partnership. Under the TRLPA, a limited partnership may purchase insurance on behalf of a general partner, limited partner, employee or agent of the limited partnership against any liability incurred regardless of whether the person could be indemnified under the TRLPA.

   Section 5.5 of the Agreement of Limited Partnership of Castle Texas Exploration Limited Partnership provides as follows:

     "Section 5.5. Indemnification of General Partner. To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless the General Partner, and any officer, director or shareholder of the General Partner, any employees and agents, and any person who is or was serving at the request of the Partnership as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other entity (individually, an "Indemnitee"), subject to the provisions of Article 11 of the Act. Any indemnification under this Section 5.5 shall be made by the Partnership only as permitted herein and, unless the General Partner was wholly successful on the merits, only upon a determination by a court upon the request of the General Partner or by independent legal counsel selected by the General Partner and satisfactory to the Limited Partner (which counsel shall be deemed to be selected by the Limited Partner for the purposes of Article 11 of the Act) in a written opinion that indemnification of the General Partner is permitted (a) in the circumstances because it has met the applicable standard of conduct set forth in Section 5.4 and (b) pursuant to Article 11 of the Act."

Item 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

Exhibit
Number     Description

 3.1 Articles of Incorporation and Articles of Amendment to Articles of Incorporation of Delta Petroleum Corporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended June 30, 2004, as filed with the Securities and Exchange Commission on September 13,2004, SEC File No. 0-16203)

 3.2 By-laws of Delta Petroleum Corporation (incorporated by reference to Exhibit 3.2 to the Company's Form 10 filed September 9, 1987 with the Securities and Exchange
           Commission, SEC File No. 0-16203)

 4.1 Form of 7% Senior Subordinated Note due 2013 (contained as an exhibit to Exhibit 4.2 hereto)

 4.2 Indenture dated March 15, 2005, among the Company, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the Company's
           Form 8-K dated March 15, 2005, as filed with the Securities and Exchange Commission on March 21, 2005, SEC File No. 0-16203)

 4.3 Registration Rights Agreement dated March 15, 2005, among the Company, J.P. Morgan Securities, Inc., et al, incorporated by reference to Exhibit 4.2 to the Company's Form 8-K dated March 15, 2005, as filed with the Securities and Exchange Commission on March 21, 2005, SEC File No. 0-16203)

 5.1*      Opinion of Krys Boyle, P.C.

21.1*      Subsidiaries of the Company

23.1* Consent of Krys Boyle, P.C. (included in their opinion filed as Exhibit 5.1 hereto)

23.2*      Consent of KPMG LLP

23.3*      Consent of Ralph E. Davis Associates, Inc.

23.4*      Consent of Mannon Associates, Inc.

24.1* Powers of Attorney (included in the signature pages of this Registration Statement)

25.1*      Form T-1 of U.S. Bank National Association

-----------------------
*   Filed herewith

     (b)  Financial Statement Schedules

     All financial statements, financial statement schedules and reports of independent accountants are included or incorporated by reference in the Prospectus.

Item 22.  Undertakings

     The undersigned co-registrants hereby undertake:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned co-registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned co-registrants hereby undertake to respond to the requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned co-registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, this 9th day of August, 2005.

                                  DELTA PETROLEUM CORPORATION



                                  By:/s/ Roger A. Parker
                                     Roger A. Parker
                                     Chief Executive Officer and President



                                  By:/s/ Kevin K. Nanke
                                     Kevin K. Nanke
                                     Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger A. Parker and Kevin K. Nanke, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                    Date


/s/ Aleron H. Larson, Jr.             Director             August 9, 2005
Aleron H. Larson, Jr.


/s/ Roger A. Parker                   Director             August 9, 2005
Roger A. Parker


/s/ James B. Wallace                  Director             August 9, 2005
James B. Wallace


/s/ Jerrie F. Eckelberger             Director             August 9, 2005
Jerrie F. Eckelberger


/s/ Russell S. Lewis                  Director             August 9, 2005
Russell S. Lewis


/s/ Kevin R. Collins                  Director             August 9, 2005
Kevin R. Collins


/s/ Jordan R. Smith                   Director             August 9, 2005
Jordan R. Smith


/s/ Neal A. Stanley                   Director             August 9, 2005
Neal A. Stanley


_____________________________         Director
James P. Van Blarcom


     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 9th day of August, 2005.

                                  PIPER PETROLEUM COMPANY


                                  By:/s/ Roger A. Parker
                                     Roger A. Parker
                                     Chief Executive Officer and President


                                  By:/s/ Kevin K. Nanke
                                     Kevin K. Nanke
                                     Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                   Title                    Date


/s/ Aleron H. Larson, Jr.            Director              August 9, 2005
Aleron H. Larson, Jr.



/s/ Roger A. Parker                  Director              August 9, 2005
Roger A. Parker






     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver State of Colorado, on the 9th day of August, 2005.

                                  DELTA EXPLORATION COMPANY, INC.



                                  By:/s/ Roger A. Parker
                                     Roger A. Parker
                                     Chief Executive Officer and President


                                  By:/s/ Kevin K. Nanke
                                     Kevin K. Nanke
                                     Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                  Title                    Date


/s/ Aleron H. Larson, Jr.           Director              August 9, 2005
Aleron H. Larson, Jr.


/s/ Roger A. Parker                 Director              August 9, 2005
Roger A. Parker









     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 9th day of August, 2005.

                                  CASTLE TEXAS EXPLORATION LIMITED
                                  PARTNERSHIP

                                  By Delta Petroleum Corporation, its sole
                                  General and Limited Partner


                                  By:/s/ Roger A. Parker
                                     Roger A. Parker
                                     Chief Executive Officer and President
                                     of Delta Petroleum Corporation


                                  By:/s/ Kevin K. Nanke
                                     Kevin K. Nanke
                                     Chief Financial Officer of Delta
                                     Petroleum Corporation

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger A. Parker and Kevin K. Nanke, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                    Date



/s/ Aleron H. Larson, Jr.        Director of Delta Petroleum   August 9, 2005
Aleron H. Larson, Jr.            Corporation


/s/ Roger A. Parker              Director of Delta Petroleum   August 9, 2005
Roger A. Parker                  Corporation


/s/ James B. Wallace             Director of Delta Petroleum   August 9, 2005
James B. Wallace                 Corporation


/s/ Jerrie F. Eckelberger        Director of Delta Petroleum   August 9, 2005
Jerrie F. Eckelberger            Corporation


/s/ Russell S. Lewis             Director of Delta Petroleum   August 9, 2005
Russell S. Lewis                 Corporation


/s/ Kevin R. Collins             Director of Delta Petroleum   August 9, 2005
Kevin R. Collins                 Corporation


/s/ Jordan R. Smith              Director of Delta Petroleum   August 9, 2005
Jordan R. Smith                  Corporation


/s/ Neal A. Stanley              Director of Delta Petroleum   August 9, 2005
Neal A. Stanley                  Corporation


____________________________     Director of Delta Petroleum
James P. Van Blarcom             Corporation